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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  October 3, 1996


                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



       ARKANSAS                       0-11916                    71-0538646
(State or other jurisdiction        (Commission                 (IRS Employer
   of incorporation)                File Number)               Identification
                                                                   Number)


            MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS  71730
         (Address of principal executive offices)           (Zip Code)



      Registrant's telephone number, including area code:  (501) 863-3181
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ITEM 5. OTHER EVENTS.

        On August 30, 1996, First United Bancshares, Inc., El Dorado, Arkansas ("First United"), acquired all of the issued and outstanding common stock of Carlisle Bancshares, Inc., Little Rock, Arkansas ("Carlisle"), pursuant to the Restated Agreement and Plan of Reorganization, dated April 1, 1996 ("Agreement"), whereby First United acquired 139,142 shares of common stock of Carlisle in exchange for the issuance of 506,717 shares of First United common stock and satisfied unexercised stock options of Carlisle common stock by issuing an additional 1,383 shares of First United common stock. The average price of First United common stock was defined, pursuant to the Agreement, as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date. The average price was $27.6865 resulting in an exchange ratio of 3.6418 shares of First United common stock for every one (1) share of Carlisle common stock. The method of calculating the above described average sales price and exchange ratio are fully described in First United's Form S-4 Registration Statement under the Securities Act of 1933, Registration No. 333-06185 as amended and filed with the Securities and Exchange Commission ("SEC") on July 10, 1996, and which became effective July 12, 1996. Furthermore, additional information regarding the consummation of the transaction can be found in the current report on Form 8-K filed by First United on September 9, 1996.

        The transaction was accounted for using the pooling of interest method and therefore certain trading restrictions were placed on the shares of common stock of First United held by affiliates of Carlisle and First United received pursuant to the Agreement, said restrictions to be in place until the publication of certain financial data regarding 30 day post-merger combined operations of the constituent corporations. The following is a disclosure of the summary financial data of the combined operations of Carlisle and First United for the period ended September 30, 1996.


                         FIRST UNITED BANCSHARES, INC.
                                  SUMMARY DATA
                            MONTH ENDED SEPTEMBER 30

                                 SEPTEMBER 30, 1996          SEPTEMBER 30, 1995
                                 ------------------          ------------------
 (thousands)

 Total Assets                      1,519,945                    1,314,275

 Total Loans                         717,818                      621,063

 Total Deposits                    1,307,564                    1,120,673

 Total Equity                        114,592                      126,708

 Net Interest Income                   5,980                        4,150

 Net Income                            1,585                        1,355





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         FIRST UNITED BANCSHARES, INC.
                                         (REGISTRANT)


                                         By  /S/ John E. Burns
                                            ------------------------------------
                                            John E. Burns, Vice President and
                                            Chief Financial Officer



Date:  October 3, 1996





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